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                                                                    EXHIBIT 2.3


                ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST

     THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (this "ASSIGNMENT") is made and entered into as of October 6, 2000, by and among VANCOUVER ASSOCIATES, a California limited partnership ("ASSIGNOR") and VANCOUVER MALL LLC, a Delaware limited liability company ("ASSIGNEE"), with reference to the following Recitals:

     A. Assignor is the owner of that certain partnership interest in Vancouver Mall, a Washington general partnership (the "PARTNERSHIP"), which interest includes and comprises an undivided 50% interest in the capital, profits, distributions, income and distributable cash of the Partnership under the "Partnership Agreement" (as hereinafter defined) (the "ASSOCIATES PARTNERSHIP INTEREST"). The Partnership was formed pursuant to that certain Joint Venture Agreement dated as of September 29, 1975 (as amended, the "PARTNERSHIP AGREEMENT").

     B. Assignor desires to grant, convey, transfer and assign 99% (i.e., an undivided 49.5% interest in the capital, profits, distributions, income and distributable cash of the Partnership) of Assignor's right, title and interest in, to and against the Associates Partnership Interest (such 99% interest is referred to herein as the "Partnership Interest") to Assignee, and Assignee desires to accept the same, all upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the respective undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, it is herby agreed as follows:

     1. ASSIGNMENT AND ACCEPTANCE.

     Assignor hereby unconditionally and irrevocably grants, conveys, transfers and assigns to Assignee all of Assignor's right, title and interest in, to the Partnership Interest, and Assignee hereby accepts such assignment and agrees to assume all of the agreements and obligations of Assignor as a general partner of the Partnership, to the extent, but only to the extent, such obligations accrue after the date hereof. Assignee is hereby admitted as a general partner of the Partnership.

     2. APPLICABLE LAW; CONSTRUCTION.

     This Assignment is to be construed under, governed by, and enforced in accordance with the laws of the State of Washington. Paragraph headings are solely for the convenience of the parties and are not a part of this Assignment. This Assignment shall not be construed as if it had been prepared by one party, but rather as if it had been prepared by all parties jointly. The provisions of this Assignment may not be amended or altered except by a written instrument duly executed by each of the parties hereto.

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     3. FURTHER ASSURANCES.

     Each of the parties hereto hereby covenant and agree, each to the other, that it will, at any time and from time to time upon the request therefore by the other party, execute and deliver to the requesting party, its successors and assigns, any new or confirmatory instruments and take such further acts as the requesting party may reasonably request to fully evidence the assignment contained herein and to enable the requesting party, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby and set forth herein.

     4. SUCCESSORS AND ASSIGNS.

     This Assignment shall be binding upon, enforceable by, and shall inure to the benefit of, the successors and assigns of the Assignor and Assignee, respectively.

     5. COUNTERPARTS.

     This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signatures thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

     6. PREVAILING PARTIES.

     If any action is brought by any party against another party in connection with the transactions contemplated by this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Assignment, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties thereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

             [The remainder of this page intentionally left blank.]


                                       2
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     IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Assignment as of the date first above written.


                                 "ASSIGNOR"

                                 VANCOUVER ASSOCIATES,
                                 a California limited partnership

                                 By:  The Newman Family Trust Created by
                                      Declaration of Trust Dated November 17,
                                      1993, as Amended, general partner

                                      /s/ HARRY NEWMAN, JR.
                                      ---------------------------------------
                                      Harry Newman, Jr., Trustee

                                      /s/ ANNE P. NEWMAN
                                      ---------------------------------------
                                      Anne P. Newman, Trustee

                                 By: The Brettin Family Trust Dated April 28, 1987, as Amended, general partner

                                      /s/ LEROY H. BRETTIN
                                      ---------------------------------------
                                      LeRoy H. Brettin, Trustee

                                      /s/ IDA M. BRETTIN
                                      ---------------------------------------
                                      Ida M. Brettin, Trustee


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                       "Assignor"

                       By:     VANCOUVER ASSOCIATES, a
                                        California limited partnership

                                        By:      The Newman Family Trust
                                                 Created by Declaration of Trust
                                                 Dated November 17, 1993, as
                                                 Amended, general partner


                                                 /s/ HARRY NEWMAN, JR.
                                                 ------------------------------
                                                 Harry Newman, Jr., Trustee

                                                 /s/ ANNE P. NEWMAN
                                                 ------------------------------
                                                 Anne P. Newman, Trustee

                                        By:      The Brettin Family Trust Dated
                                                 April 28, 1987, as Amended,
                                                 General partner

                                                 /s/ LEROY H. BRETTIN
                                                 ------------------------------
                                                 LeRoy H. Brettin, Trustee

                                                 /s/ IDA M. BRETTIN
                                                 ------------------------------
                                                 Ida M. Brettin, Trustee

                       "Assignee"

                       VANCOUVER MALL LLC, a
                       Delaware limited liability company

                       By: Westfield America Limited Partnership, a Delaware limited partnership, its sole member

                               By:   Westfield America, Inc. a Missouri
                                     corporation, its sole general partner

                                                 By:      /s/ IRV HEPNER
                                                 ------------------------------
                                                 Name:    Irv Hepner
                                                 Title:   Secretary


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STATE OF ______________)
                       ) ss.
COUNTY OF _____________)

On __________, ____, before me, ________________________________________, Notary
Public, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s)_______ subscribed to the within instrument and acknowledged to me that _____ executed the same in _____ authorized capacity, and that by _____ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

________________________
Notary Public

My commission expires ________,


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES          )

On October 4, 2000, before me, Susan W. Byhower, Notary Public, personally appeared LeRoy H. Brettin and Ida M. Brettin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



     WITNESS my hand and official seal.


SUSAN W. BYHOWER
Notary Public

My commission expires August 19, 2003